AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                             MIRACLE MARKETING INC.

                             MA ACQUISITION SUB INC.

                                       AND

                              MARKET AMERICA, INC.


                              DATED March 27, 2002


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 The Merger...........................................................2
   1.1   The Merger............................................................2
   1.2   Effective Time........................................................2
   1.3   Effects of the Merger.................................................2
   1.4   Articles of Incorporation and Bylaws; Directors and Officers..........2
   1.5   The Closing...........................................................2
ARTICLE 2 Effect of the Merger on Securities of the Company....................3
   2.1   Conversion of Acquisition Sub Stock...................................3
   2.2   Conversion of Company Stock...........................................3
   2.3   Exchange of Certificates..............................................4
   2.4   Closing of Transfer Books.............................................5
   2.5   No Further Ownership Rights in Company Stock..........................5
ARTICLE 3 Representations and Warranties of the Company........................5
   3.1   Organization, Standing and Power......................................5
   3.2   Capital Structure.....................................................5
   3.3   Authority; Non-Contravention..........................................6
   3.4   SEC Documents.........................................................7
   3.5   Absence of Certain Events.............................................8
ARTICLE 4 Representations and Warranties of The Purchasers.....................8
   4.1   Organization, Standing and Power......................................8
   4.2   Authority; Non-Contravention..........................................8
   4.3   Brokers...............................................................9
   4.4   Litigation............................................................9
   4.5   Capital Structure and Shareholders....................................9
ARTICLE 5 Covenants...........................................................10
   5.1   Interim Operations of the Company....................................10
   5.2   Meeting of the Company's Shareholders................................10
   5.3   Filings, Other Action................................................10
   5.4   Inspection of Records................................................11
   5.5   Publicity............................................................11
   5.6   Proxy Statement and Other SEC Filings................................11
   5.7   Further Action.......................................................12
   5.8   Expenses.............................................................13
   5.9   Indemnification......................................................13
   5.10    Takeover Statute...................................................13
   5.11    Conduct of Business by the Purchasers Pending the Merger...........14
   5.12    Transfer of Offering Group Shares..................................14
   5.13    Conveyance Taxes...................................................14
ARTICLE 6 Conditions to Merger................................................14
   6.1   Conditions to Each Party's Obligation to Effect the Merger...........14
   6.2   Conditions to Obligation of Company to Effect the Merger.............15
   6.3   Conditions to Obligation of the Purchasers to Effect the Merger......15


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ARTICLE 7 Termination.........................................................16
   7.1   Termination by Mutual Consent........................................16
   7.2   Termination by any Party.............................................16
   7.3   Extension, Waiver....................................................16
ARTICLE 8 General Provisions..................................................18
   8.1   Nonsurvival of Representations, Warranties and Agreements............18
   8.2   Assignment; Binding Effect...........................................18
   8.3   Entire Agreement.....................................................18
   8.4   Amendment............................................................18
   8.5   Governing Law........................................................18
   8.6   Counterparts.........................................................18
   8.7   Headings.............................................................18
   8.8   Interpretation.......................................................19
   8.9   Waivers..............................................................19
   8.10    Incorporation of Schedules.........................................19
   8.11    Severability.......................................................19
   8.12    Enforcement of Agreement...........................................19


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                                   DEFINITIONS


Agreement......................................................................1
Alternative Proposal..........................................................12
Articles of Merger.............................................................1
Certificates...................................................................3
Closing........................................................................2
Closing Date...................................................................2
Code..........................................................................10
Company Stock..................................................................1
Company........................................................................1
Company Options................................................................6
Company Permits................................................................9
Company SEC Documents..........................................................8
Department of State............................................................1
Dissenting Shares..............................................................3
Effective Time.................................................................1
Evaluation Material...........................................................27
Exchange Act...................................................................8
Company Stock..................................................................1
Governmental Entity............................................................7
Indemnified Parties...........................................................17
Instrument.....................................................................7
Material Adverse Change........................................................6
Material Adverse Effect........................................................6
Meeting of Shareholders.......................................................15
Merger.........................................................................1
Merger Consideration...........................................................3
NCBCA..........................................................................1
Paying Agent...................................................................4
Preferred Stock................................................................6
Proponents....................................................................20
Proxy Statement...............................................................16
Acquisition Sub................................................................1
Acquisition Sub Stock..........................................................1
Redemption Price...............................................................4
Continuing Shares..............................................................1
Schedules......................................................................5
SEC............................................................................8
Securities Act.................................................................8
Stock Plan.....................................................................6
Surviving Corporation..........................................................1
Tax...........................................................................10
Tax Return....................................................................10


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

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated March , 2002, between MA ACQUISITION SUB INC., a North Carolina corporation (the "Acquisition Sub"), MIRACLE MARKETING INC., a Delaware corporation (the "Marketing" and, together with Acquisition Sub, the "Purchasers") and MARKET AMERICA, INC., a North Carolina corporation (and together with its subsidiaries, the "Company").

                                    RECITALS

         A.     James H. Ridinger, Loren A. Ridinger, Martin L. Weissman,
Andrew Weissman, Marc Ashley, Dennis Franks and Joseph Bolyard (collectively, the "Offering Group"") beneficially own, collectively, 15,943,650 shares of the common stock, par value .00001 per share, of the Company (the "Company Stock" ), representing approximately 82% of the issued and outstanding shares of Company Stock as of the date hereof (such shares being referred to herein collectively as the "Offering Group Shares" ).

         B. Acquisition Sub is the wholly-owned subsidiary of Marketing, which has been formed by Marketing for the purpose of consummating the transactions described herein.

         C. In connection with the transactions contemplated hereby, the Offering Group have agreed to transfer Offering Group Shares (such shares so transferred being referred to hereinafter as the "Continuing Shares") to Marketing in exchange for shares of the common stock, par value $.00001 per share, of Marketing (the "Marketing Stock" ), thereof, so that, as of such time, Marketing will own approximately 82% of the issued and outstanding shares of Company Stock.

         D. The Boards of Directors of each of Marketing, Acquisition Sub and the Company have approved, and deem it advisable and in the best interests of their respective companies and shareholders to consummate a merger (the "Merger") of Acquisition Sub, with and into the Company, wherein each issued and outstanding share of Company Stock, except shares of Company Stock held by persons who comply with the provisions of North Carolina law regarding the right of shareholders to dissent from the Merger and require appraisal of their shares of Company Stock and Continuing Shares, will be converted into the right to receive $8.00 per share, in cash, without interest, and each issued and outstanding share of common stock, par value $.00001 per share, of Acquisition Sub (the "Acquisition Sub Stock") shall be converted into a share of common stock in the Surviving Corporation (as hereinafter defined).

         E. Marketing, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the North Carolina Business Corporation Act ("NCBCA"), Acquisition Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the NCBCA.

         1.2 Effective Time. Subject to the provisions of this Agreement, the Merger shall become effective when the Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the NCBCA, is filed with the Secretary of State of the State of North Carolina (the "Secretary of State"). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger is filed with the Secretary of State. The filing of the Articles of Merger shall be made as soon as reasonably practicable (but not later than the first business day) after the satisfaction or waiver of the conditions to the Merger set forth herein.

         1.3 Effects of the Merger. The Merger shall have the effects set forth in the NCBCA.

         1.4   Articles of Incorporation and Bylaws; Directors and Officers.

               (a) The Articles of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended by the Articles of Merger to make such changes regarding the capitalization of the Surviving Corporation as the Purchasers may request and, as so amended, the Articles of Incorporation and the Bylaws of the Company shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               (b) The directors of the Company at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

               (c) The officers of the Company at the Effective Time and such other persons as designated by Marketing shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         1.5 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at such time and place as the parties shall agree on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."


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

                                   ARTICLE 2

                       EFFECT OF THE MERGER ON SECURITIES
                                 OF THE COMPANY

         2.1 Conversion of Acquisition Sub Stock. At the Effective Time, each share of Acquisition Sub Stock outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be cancelled and retired and shall cease to exist and each holder of a certificate or certificates representing any such shares of Acquisition Sub Stock shall thereafter cease to have any rights with respect thereto.

         2.2   Conversion of Company Stock.

               (a) Subject to Section 2.2(b), at the Effective Time each issued and outstanding share of Company Stock (other than Continuing Shares and Dissenting Shares as hereinafter defined) shall be converted into the right to receive $8.00, in cash, without interest (the "Merger Consideration"). All such shares of Company Stock, when so converted, shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates (the "Certificates") representing any such shares of Company Stock shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration. At the Effective Time, each Certificate representing any Continuing Shares shall thereafter without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, if required by the NCBCA but only to the extent required thereby, shares of Company Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Stock who have properly exercised appraisal rights with respect thereto in accordance with the NCBCA (the "Dissenting Shares") will not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Company Stock will be entitled to receive payment of the appraised value of such shares of Company Stock in accordance with the provisions of the NCBCA unless and until such holders shall fail to perfect or shall effectively withdraw or shall have lost their rights to appraisal and payment under the NCBCA. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company will give the Purchasers prompt notice of any demands received by the Company for appraisals of shares of Company Stock. The Company shall not, except with the prior written consent of the Purchasers, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         (c) At or prior to the Effective Time, the Company shall have made arrangements, the effect of which shall be that no shares of Company Stock or other capital stock of the Company or the Surviving Corporation shall be issuable pursuant to options or warrants to purchase shares, or securities convertible into shares, of Company Stock.



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

         2.3   Exchange of Certificates.

               (a) Prior to the Effective Time, the Company shall appoint a bank or trust company to act as paying agent hereunder, (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates. All of the fees and expenses of the Paying Agent shall be borne by the Surviving Corporation.

               (b) Marketing shall take all steps necessary to enable and cause the Surviving Corporation to provide the Paying Agent with cash in amounts necessary to pay the Merger Consideration, when and as such amounts are needed by the Paying Agent.

               (c) As soon as reasonably practicable after the Effective Time but no later than 20 days of such time, the Paying Agent shall mail to each holder of record of Company Stock immediately prior to the Effective Time (excluding any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation shall reasonably specify) and (ii) instructions for the use thereof in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a bank check in the amount of cash into which the shares of Company Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.2, and the Certificates so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the transfer of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

               Until surrendered as contemplated by this Section 2.3, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.2.

               (d) None of Marketing, Acquisition Sub, the Company, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed

Certificate the Merger Consideration, deliverable in respect thereof pursuant to this Agreement.

         2.4 Closing of Transfer Books. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 2.

         2.5 No Further Ownership Rights in Company Stock. From and after the Effective Time, the holders of shares of Company Stock which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers that, except as set forth in schedules hereto specifically referring to the Sections hereof intended to be so qualified (the "Schedules"):

         3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Marketing, Acquisition Sub or the Company, as the case may be, any change or effect, either individually or in the aggregate, that is materially adverse to the business, assets, financial condition or results of operations of Marketing, Acquisition Sub, or the Company, as the case may be.

         3.2 Capital Structure. The authorized capital stock of the Company consists of 800,000,000 shares, of which all shares are designated as Company Stock.

         At the date hereof (i) 19,420,000 shares of Company Stock were issued and outstanding. All outstanding shares of Company Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights.

         As of the date hereof, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company.

         3.3   Authority; Non-Contravention.

               (a) The Board of Directors of the Company has approved this Agreement and determined that the Merger is fair and in the best interests of the Company and its shareholders, and the Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger by the shareholders of the Company as set forth in Section 6.1(a), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of the Merger by the shareholders of the Company as set forth in Section 6.1(a). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, contractually require any offer to purchase or any prepayment of any debt, contractually require the payment of (or result in the vesting of) any severance, golden parachute, change of control or similar type of payment, or give rise to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of:

                     (i) the Articles of Incorporation or Bylaws of the Company,

                     (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise or license (any of the foregoing, an "Instrument") applicable to the Company (other than Instruments involving aggregate payments by or to the Company of $100,000 or less), or

                     (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to, or Company Permit (as defined in Section 3.7) of or relating to, the Company or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, offers, prepayments, payments, losses or liens, that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         (b) No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) in connection or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iii) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (iv) such other consents, orders, authorizations, registrations, approvals, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         3.4   SEC Documents.


               (a) Since May 1, 2000, the Company has filed all documents with the Securities and Exchange Commission ("SEC") required to be filed under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder) (the "Securities Act"), or the Exchange Act (such documents filed with the SEC on or before the date of this Agreement being the "Company SEC Documents"). As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements contained in Quarterly Reports on Form 10-Q of the Company, as permitted by the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and changes in shareholders' equity and cash flow for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

               (b) Except as set forth in the Company SEC Documents, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since October 31, 2001 which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (c) To the extent there are such and to the extent permitted by applicable law, the Company has heretofore made available to Purchasers a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously have been filed with the SEC pursuant to the Exchange Act.

         3.5 Absence of Certain Events. Since October 31, 2001, the Company has operated its business only in the ordinary course consistent with past practice and, except as contemplated by this Agreement or disclosed in the Company SEC Documents, there has not occurred any Material Adverse Change in the Company;

                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers represents and warrants to the Company as follows:

         4.1 Organization, Standing and Power. Each of the Purchasers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

         4.2   Authority; Non-Contravention.

               (a) Each of the Purchasers has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Purchasers and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by each of the Purchasers and constitutes its valid and binding obligation, enforceable against it in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or give rise to the loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Marketing or Acquisition Sub under, any provision of:

                     (i)    Its Articles or Certificate of Incorporation or
Bylaws,

                     (ii)   any Instrument applicable to it, or

                     (iii) subject to the governmental filings and other matters referred to in Section 4.2(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, offers, prepayments, payments, losses or liens, that, individually or in the aggregate, would not have a Material Adverse Effect on it, materially impair its ability to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

               (b) No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to it in connection with its execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except for (i) in connection with or in compliance with the provisions of the Exchange Act, (ii) the filing of the


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

Articles of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which Acquisition Sub is qualified to do business, (iii) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (iv) such other consents, orders, authorizations, registrations, approvals, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on it, materially impair its ability to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         4.3 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Marketing or Acquisition Sub.

         4.4 Litigation. There are no actions, suits, proceedings, investigations or reviews pending against Marketing or Acquisition Sub or, to its knowledge, threatened against it, at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal.

         4.5   Capital Structure and Shareholders.

               (a) Pursuant to the agreement by and among the members of the Offering Group and Marketing, each of the members of the Offering Group (i) has agreed to transfer to the Offering Group the number of Offering Group Shares designated opposite his or her name on Schedule 4.5 hereto as "Continuing Shares" immediately prior to the Effective Time; and (ii) has granted to James
H. Ridinger, as sole director of Marketing, an irrevocable proxy to vote all Offering Group Shares set forth opposite his name on Schedule 4.5 in favor of the Merger and on all matters relating to the Merger and special power of attorney to transfer ownership of such Offering Group Shares to Marketing in the event of the failure of such Offering Group member to do so in accordance with clause (i) hereof.

               (b) The authorized capital stock of Acquisition Sub consists of 1000 shares, of which all shares are designated as Acquisition Sub Stock. At the date hereof (i) 1000 shares of Acquisition Sub Stock were issued and outstanding and held by Marketing, and (ii) no shares of Acquisition Sub Stock are held by Acquisition Sub in its treasury. All outstanding shares of Acquisition Sub are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                                   ARTICLE 5

                                   COVENANTS

         5.1   Interim Operations of the Company.

               (a) From and after the date of this Agreement until the Effective Time, except as contemplated by any other provision of this Agreement, unless Acquisition Sub has consented in writing thereto, the Company:

                     (i) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                     (ii) shall use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

                     (iii) shall not amend its Articles of Incorporation or Bylaws or comparable governing instruments;

                     (iv) shall not make any tax election except consistent with past practice or settle or compromise any material income tax liability;

                     (v) shall not settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

                     (vi) shall not agree or otherwise commit to take any of the foregoing actions or take, or agree to take, any action which would result in a failure of the condition to Closing set forth in Section 6.3(a).

         5.2 Meeting of the Company's Shareholders. The Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "Meeting of Shareholders") as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. The Board of Directors of the Company shall refrain from recommending such approval, but each of Acquisition Sub and the Company shall take all appropriate and lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 5.6); provided, however, that such solicitation is subject to any action (including any withdrawal) taken by, or upon authority of, the Board of Directors of the Company in the exercise of its good faith judgment based upon the advice of outside counsel as to its fiduciary duties imposed by law.

         5.3 Filings, Other Action. Subject to the terms and conditions herein provided, the Company and the Purchasers shall:

               (a)   use all reasonable efforts to cooperate with one another in
(i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and

               (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of each of Marketing, Acquisition Sub and the Company, as appropriate, shall take all such necessary action.

         5.4 Inspection of Records. From the date hereof to the Effective Time, the Company shall (i) allow all designated officers, attorneys, accountants and other representatives of the Purchasers reasonable access at all reasonable times upon reasonable notice to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company, (ii) furnish to the Purchasers' counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, (iii) instruct its employees, counsel and financial advisors to cooperate with Acquisition Sub and Marketing in their investigation of the business of the Company, and (iv) make its management personnel available for discussions with representatives of the Purchasers at mutually convenient times.

         5.5 Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter the Company, the Purchasers shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use all reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange (or other similar regulatory body) with respect thereto.

         5.6   Proxy Statement and Other SEC Filings.

               (a) The Company shall prepare and file with the SEC as soon as practicable a preliminary form of the proxy statement (the "Proxy Statement") to be mailed to the holders of Company Stock in connection with the Meeting of Shareholders. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. The Company will use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company will notify the Purchasers of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchasers with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement prior to its being filed with the SEC and shall give Marketing the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Marketing agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company. If at any time prior to the approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy

Statement, the Company will prepare and mail to its shareholders such an amendment or supplement.

               (b) The Company agrees that the Proxy Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the Meeting of Shareholders will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchasers furnished to the Company by the Purchasers specifically for use in the Proxy Statement. Each of the Purchasers agrees that the information concerning such Purchaser provided by it in writing for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Meeting of Shareholders will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The parties hereto, together with the Offering Group (each, for purposes of this paragraph c and the following paragraph d, a "Filing Person" and collectively "Filing Persons") shall prepare and file with the SEC as soon as practicable a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") in connection with the Merger. The parties hereto will cause the Schedule 13E-3 to comply as to form in all material respects with the applicable provisions of the Exchange Act. Each of the parties hereto will use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Schedule 13E-3 to be cleared by the SEC. Each party will notify each other Filing Person of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Schedule 13E-3 or for additional information and will supply the other Filing Persons with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule 13E-3 prior to its being filed with the SEC and shall give the other Filing Persons and their respective counsel the opportunity to review all amendments and supplements to the Schedule 13E-3 and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the parties hereto agrees to use its reasonable best efforts, after consultation with the other Filing Persons, to respond promptly to all such comments of and requests by the SEC. Marketing agrees to cause the filing in cooperation with the Surviving Corporation and the Offering Group of a final Schedule 13E-3 promptly after the consummation of the Merger.

               (d) Each party hereto agrees that the Schedule 13E-3 and each amendment or supplement thereto at the time of the final filing will not include, as to such party, an untrue statement of a material fact or omit to state, with respect to such party, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.7 Further Action. Each party hereto shall, subject to the fulfill-ment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         5.8 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein.

         5.9   Indemnification.

               (a) From and after the Effective Time, Marketing agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company, including directors acting as members of a committee of the Board of Directors (the "Indemnified Parties") to the full extent such persons may be indemnified by the Company pursuant to the Company's Articles of Incorporation and Bylaws as in effect as of the date hereof and the NCBCA for acts and omissions occurring at or prior to the Effective Time and shall advance reasonable litigation expenses incurred by such persons in connection with defending any action arising out of such acts or omissions, provided that such persons provide the requisite affirmations and undertakings, as required by applicable law or set forth in the Company's Articles of Incorporation or Bylaws as in effect prior to the Effective Time.

               (b) Any Indemnified Party will promptly notify Marketing and the Surviving Corporation of any claim, action, suit, proceeding or investigation for which such party may seek indemnification under this Section; provided, however, that the failure to furnish any such notice shall not relieve Marketing or the Surviving Corporation from any indemnification obligation under this Section except to the extent Marketing or the Surviving Corporation is prejudiced thereby. In the event of any such claim, action, suit, proceeding, or investigation, (x) the Surviving Corporation will have the right to assume the defense thereof by counsel reasonably acceptable to the Indemnified Parties, and the Surviving Corporation will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred thereafter by such Indemnified Parties in connection with the defense thereof, except that all Indemnified Parties (as a group) will have the right to retain one separate counsel, reasonably acceptable to such Indemnified Parties and Marketing, at the expense of the indemnifying party if the named parties to any such proceeding include both the Indemnified Parties and the Surviving Corporation and the representation of such parties by the same counsel would be inappropriate due to a conflict of interest between them, (y) the Indemnified Parties will cooperate in the defense of any such matter, and (z) the Surviving Corporation will not be liable for any settlement effected without its prior written consent.

               (c) This Section 5.9 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Marketing, the Company and the Surviving Corporation. Marketing hereby guarantees the performance by the Surviving Corporation of the indemnified obligations pursuant to this Section 5.9.

         5.10 Takeover Statute. If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

         5.11 Conduct of Business by the Purchasers Pending the Merger. Prior to the Effective Time and subject to any applicable regulatory approvals, each of the Purchasers shall perform its obligations under this Agreement in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated hereby.

         5.12 Transfer of Offering Group Shares. Prior to the Effective Time, Marketing shall use its reasonable efforts to cause the consummation of the transfer by the members of the Offering Group to it of the number of Offering Group Shares set forth in Schedule 4.5 as described in Section 4.5(a).

         5.13 Conveyance Taxes. The Company and the Purchasers shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                                   ARTICLE 6

                              CONDITIONS TO MERGER

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) This Agreement and the transactions contemplated hereby shall have been approved, in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the majority of the issued and outstanding shares of the Company Stock entitled to be voted thereon excluding any Offering Group Shares or Continuing Shares.

               (b) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

               (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Marketing, Acquisition Sub or the Company following the Effective Time.

         6.2 Conditions to Obligation of Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) Each of the Purchasers shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the respective representations and warranties of the Purchasers contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement or otherwise accepted in writing by the Company, (ii) for non-performance or breaches which, separately or in the aggregate, would not have a Material Adverse Effect on Marketing or Acquisition Sub or on the ability of the parties to consummate the transactions contemplated by this Agreement and (iii) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date.

               (b) There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, or enforced by any Governmental Entity, and there shall be no action, suit or proceeding pending (with a reasonable likelihood of success), which (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, or (ii) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement in any material respect.

         6.3 Conditions to Obligation of the Purchasers to Effect the Merger. The obligations of the Purchasers to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement or otherwise accepted in writing by the Purchasers, (ii) for non-performance or breaches which, separately or in the aggregate, would not have a Material Adverse Effect on the Company, the Purchasers or on the ability of the parties to consummate the transactions contemplated by this Agreement and (iii) that those representations and warranties which address matters only as of a particular date shall remain true and correct, in all material respects, as of such date.

               (b) From the date of this Agreement through the Effective Time, there shall not have occurred any Material Adverse Change with respect to the Company.

               (c) There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, or enforced by any Governmental Entity, and there shall be no action, suit or proceeding pending (with a reasonable likelihood of success), which (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires the divestiture of a material portion of the business of Marketing, or of the Company or of the Surviving Corporation taken as a whole, (iii) imposes material limitations on the ability of Marketing effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the shareholders of the Surviving Corporation) or makes the holding by Marketing of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires Marketing, the Company, the Surviving Corporation or any of their respective material affiliates to cease or refrain from engaging in any material business, or (v) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement in any material respect or increases or may increase in any material respect the liabilities or obligations of Marketing or the Surviving Corporation arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

               (d) Not more than 5% of the outstanding shares of the Company entitled to vote at the Meeting of Shareholders shall have perfected appraisal rights in respect of the Merger.

                                   ARTICLE 7

                                  TERMINATION

         7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by the mutual consent of Marketing, Acquisition Sub and the Company.

         7.2 Termination by any Party. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of any party hereto if (a) the Merger shall not have been consummated by July 31, 2002, (b) the approval of the Company's shareholders required by Section 6.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by July 31, 2001.

         7.3   Extension, Waiver.

         At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in Article 2 shall survive the Merger.

         8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 5.9, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.3 Entire Agreement. This Agreement, the Schedules, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of the Company, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.5 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of North Carolina applicable to contracts executed and to be performed entirely within that State without regard to the conflicts of laws principles thereof.

         8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         8.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.10 Incorporation of Schedules. The Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to obtain an injunction or injunctions to prevent breaches of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. By each party's execution and delivery hereof, such party hereby irrevocably submits to the jurisdiction of any such court in connection with any such suit or proceeding, irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto and each waives personal service of any summons, complaint or other process which may be made by any other means permitted by North Carolina law. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING BROUGHT TO ENFORCE OR INTERPRET THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                              MARKET AMERICA, INC.



                                              By:  /s/ James H. Ridinger
                                                 -------------------------------
                                                       James H. Ridinger
                                                       President


                                              MIRACLE MARKETING INC.



                                              By:  /s/ James H. Ridinger
                                                 -------------------------------
                                                       James H. Ridinger
                                                       President


                                              MA ACQUISITION SUB INC.



                                              By:  Miracle Marketing Inc.,
                                                     Its Sole Shareholder



                                              By:  /s/ James H. Ridinger
                                                 -------------------------------
                                                       James H. Ridinger
                                                       President

                                  SCHEDULE 4.5


                                       OFFERING                   CONTINUING
OFFERING GROUP MEMBERS               GROUP SHARES                    SHARES
----------------------               ------------                    ------

James H. Ridinger                     15,040,200                  15,040,200
Loren A. Ridinger                        101,450                     101,450
Martin L. Weissman                       532,000(1)                  300,000
Andrew Weissman                          150,000                     150,000
Marc Ashley                               50,000                      50,000
Dennis J. Franks                          20,000                      20,000
Joseph V. Bolyard                         50,000                      50,000
                                      ----------                  ----------
TOTAL                                 15,943,650                  15,711,650
                                      ==========                  ==========



--------
(1) Includes 232,000 shares of Market America Stock beneficially owned by Martin L. Weissman IRA, T.D. Waterhouse Custodian.